                                 EXHIBIT 10.16

                                   AGREEMENT
                                   ---------


     THIS AGREEMENT (this "Agreement") is dated as of June 29, 1999, and is made by and between Bill Gross' idealab!, a California corporation ("idealab!") and FreePC, Inc., a Delaware corporation ("FreePC"). idealab! and FreePC hereby agree as follows:

     1.  Recitals:  This Agreement is made with reference to the fact that
         --------
Parsons Information & Technology, Group, Inc., as landlord ("Parsons"), and idealab!, as tenant, entered into that certain lease, dated as of June 17, 1999 (the "Lease"), with respect to the entire eighth floor and a proportionate share of the main lobby of such building measuring approximately 29,064 rentable square feet of premises (the "Premises") located at 74 N. Pasadena Avenue, Pasadena, California. A copy of the Lease is attached hereto as Exhibit A and
                                                                 ---------
incorporated by reference herein.

     2.  Premises:  idealab! hereby agrees to rent to FreePC, and FreePC hereby
         --------
agrees to rent from idealab!, approximately 12,406 rentable square feet of the Premises, marked as "A" on Exhibit B hereto, as may be increased from time to
                           ---------
time pursuant to Sections 25 and 26 hereof (hereinafter, the "Rented Premises"). This Agreement shall be at all times subject and subordinate to the Lease.

     3.  Term:  The term of this Agreement (the "Term") shall commence on June
         ----
26, 1999 (the "Commencement Date") and terminate on June 26, 2000, as may be extended pursuant to Section 24 (the "Expiration Date"), unless this Agreement is sooner terminated pursuant to its terms.

     4.  Security Deposit.  FreePC shall pay to idealab! the sum of $57,528.44
         ----------------
as a deposit (the "Security Deposit"), receipt of which is hereby acknowledged. Additionally, FreePC shall pay to idealab! the additional amounts as follows:
(a) on the date that idealab! delivers to FreePC possession of the North Space pursuant to Section 25, FreePC shall pay to idealab! an additional sum of $25,252.48, (b) if FreePC rents additional space from idealab! pursuant to
Section 26, FreePC shall pay to idealab! an additional sum equal to two times the Base Rent (as defined below) allocated to that portion of additional space rented by FreePC.

     5.  Rent:
         ----

         A.  Base Rent.  FreePC shall pay to idealab! as rent for the Rented
             ---------
Premises ("Base Rent") for each month during the Term, the following amounts:
(i) $1.50 per rentable square foot through December 31, 1999, and (ii) $1.87 per rentable square foot for the balance of the Term. Base Rent for any period during the Term hereof which is for less than one (1) month of the Term shall be a pro rata portion of the monthly installment. Base Rent shall be payable on the first day of each month without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. Base Rent and Additional Rent (as defined below) shall be paid directly to idealab! at 130 W. Union Street, Pasadena, CA 91103, Attn.: Accounting, or such other address as may be designated in writing by idealab!.

         B.  Monthly Costs.  FreePC shall be responsible for its proportionate
             -------------
share of any payment of any operating expenses, costs of maintenance, repair and improvements, taxes, assessments, insurance costs, utility charges or any other amounts in connection with the use or occupancy of the Rented

Premises payable by idealab! under the Lease. Additionally, FreePC shall pay its proportionate share of Excess Expenses paid by idealab! under Article 5.2 of the Lease.

          C.  Parking Rent.  FreePC shall pay in twelve (12) equal installments
              ------------
during the Term, the Parking Rent specified in Section 18. Parking Rent shall be prorated and adjusted in the same manner as Base Rent under Section 5(A). Notwithstanding the Parking Rent set forth herein, FreePC by written notice delivered to idealab! at least fifteen (15) days in advance may, during the first four (4) months of this Agreement, reduce the number of parking spaces hired with a proportionate reduction in Parking Rent. Any such reduction shall be effective only on the first day of the month following such notice.

          D.  Taxes.  FreePC shall pay to idealab! its proportionate share of
              -----
Taxes (as defined in the Lease) imposed on idealab! pursuant to Section 6.1 of the Lease.

          E.  Additional Rent.  All monies other than Base Rent required to be
              ---------------
paid by FreePC under this Agreement shall be deemed additional rent ("Additional Rent"). Base Rent and Additional Rent are hereinafter collectively referred to as "Rent."

     6.   Late Charge:  If FreePC fails to pay to idealab! any amount due
          -----------
hereunder within five (5) business days after the due date, FreePC shall pay idealab! upon demand interest on all amounts due, at a rate equal to the lesser of the prime rate quoted by the Bank of America plus two percent (2%) or the maximum rate allowed by law (the "Interest Rate"), from the fifth (5th) business day after the due date to and including the date of the payment.

     7.   Use:  FreePC may use the Rented Premises only for the uses permitted
          ---
under the Lease. FreePC shall promptly and properly observe and comply with all laws with respect to FreePC's use of the Rented Premises. Notwithstanding the foregoing, FreePC shall not be required to comply, or pay the cost of complying, with any laws requiring the construction of alterations or improvements to the Rented Premises, unless due to FreePC's particular use of the Rented Premises. FreePC shall comply with all restrictions set forth in the Lease and all rules and regulations promulgated from time to time by Parsons.

     8.   Repairs:  FreePC shall maintain in good order and condition the Rented
          -------
Premises. This includes promptly reporting to idealab! all maintenance and repairs needed for the Rented Premises. Should the need for repairs arise directly or indirectly from FreePC's abuse or neglect, FreePC shall be solely responsible for the cost of such repairs.

     9.   Improvements:  idealab! shall make the improvements set forth on
          ------------
Exhibit C hereto.  No other alterations or improvements shall be made to the
---------
Rented Premises, except in accordance with the Lease, and with the prior written consent of idealab!.

     10.  Services:  idealab! shall cause Parsons to provide the Premises (i)
          --------
twenty-four (24) hours per day, seven (7) days per week, water, gas, electricity and sewer service, (ii) Monday through Friday, janitorial service and waste pick-up and (iii) heating, ventilating and air conditioning ("HVAC") (A) Monday through Friday from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m., except on holidays and (B) at all other times requested by FreePC, whereupon FreePC shall pay its proportionate cost of such HVAC.

     11.  Indemnity:
          ---------

          A. Except to the extent caused by the gross negligence or willful misconduct of idealab!, its agents, employees or invitees, FreePC shall indemnify, defend with counsel reasonably acceptable to idealab!, protect and hold idealab! harmless from and against any and all claims, liabilities, judgments, causes of action, damages, costs and expenses (including reasonable attorneys' and experts' fees), caused by or due to: (i) the use, condition, operation or occupation by FreePC of the Rented Premises; (ii) any repairs, alterations, additions or changes made by FreePC, or idealab! on behalf of FreePC, to the Rented Premises (the "Alterations"), (iii) the negligence or willful misconduct by FreePC, its employees, agents, sublessees, invitees or licensees or (iv) any failure by FreePC to comply with the terms or conditions of this Agreement. FreePC's indemnification of idealab! shall survive termination of this Agreement.

          B. Except to the extent caused by the gross negligence or willful misconduct of FreePC, its agents, employees or invitees, idealab! shall indemnify, defend with counsel reasonably acceptable to FreePC, protect and hold FreePC harmless from and against any and all reasonable claims, liabilities, judgments, causes of action, damages, costs and expenses (including reasonable attorneys' and experts' fees) caused by or due to: (i) the negligence or willful misconduct of idealab!, its employees, agents, sublessees, invitees or licensees; or (ii) any failure by idealab! to comply with the terms or conditions of this Agreement, unless such failure relates to an act that FreePC is obligated to indemnify idealab! under Sections 11(A)(i) or 11(A)(ii). idealab!'s indemnification of FreePC shall survive termination of this Agreement.

     12.  Insurance:  FreePC shall keep in full force and effect, at FreePC's
          ---------
sole cost and expense, a commercial general liability policy of insurance, insuring coverage of idealab! and FreePC in the amounts set forth in Section
9.3.1 of the Lease. The liability policy shall name idealab! as an additional insured.

     13.  Release and Waiver of Subrogation:  idealab! and FreePC hereby release
          ---------------------------------
each other, and their respective agents, employees, subtenants, and contractors, from all liability for damage to any property that is caused by or results from a risk which is actually insured against or which would normally be covered by "all risk" property insurance, without regard to the negligence or willful misconduct of the entity so released. Each party shall use its best efforts to cause each insurance policy it obtains to provide that the insurer thereunder waives all right of recovery by way of subrogation as required herein in connection with any injury or damage covered by the policy. If the insurance policy cannot be obtained with the waiver of subrogation, or if the waiver of subrogation is available only at additional cost and the party for whose benefit the waiver is not obtained does not pay the additional cost, then the party obtaining the insurance immediately shall notify the other party.

     14.  Damage:  If the Premises, or any part thereof, are damaged due to any
          ------
peril, FreePC shall be entitled to an abatement of all Rent to the extent of the interference with FreePC's use of the Rented Premises occasioned thereby. If the Premises are damaged by any peril and the repair would reasonably be expected to take more than one hundred eighty (180) days, then (i) FreePC shall have the option to terminate this Agreement by delivery of written notice thereof to idealab! and (ii) idealab! shall have the right to terminate this Agreement if the Lease is terminated by Parsons

     15.  Assignment:  Except to a subsidiary of FreePC or pursuant to a change
          ----------
of control in FreePC, FreePC may not assign this Agreement, rent a portion of the Rented Premises or permit any use of the Rented Premises by another party, without the prior written consent of idealab!.

     16.  Default:  FreePC shall be in default of its obligations under this
          -------
Agreement if any of the following events occur:

          A. FreePC fails to pay any Rent when due, when such failure continues for ten (10) days after written notice;

          B.  The legal abandonment of the Rented Premises by FreePC;

          C. The failure of FreePC to do, or cause to be done, any act required by this Agreement, other than payment of Rent or other charges, which failure continues for a period of ten (10) days after written notice or, if such breach cannot reasonably be cured within said ten (10) day period, FreePC fails to commence curative action within said ten (10) day period and diligently to pursue the same to completion;

          D. To the extent permitted by law, any act of bankruptcy caused, suffered or permitted by FreePC. For purposes of this Agreement, "act of bankruptcy" shall include any of the following:

              (i)   Any general assignment for the benefit of creditors;

              (ii) The filing of any petition by or against FreePC to have FreePC adjudged a bankrupt or a petition for reorganization or arrangement under Title 11 of the United States Code relating to bankruptcy, as amended or comparable law, unless such petition is filed against FreePC and dismissed within ninety (90) days;

              (iii) The appointment of a trustee or receiver to take possession of substantially all of FreePC's assets located in the Rented Premises or FreePC's interest in this Agreement; or

              (iv) The attachment, execution or other judicial seizure of substantially all of FreePC's assets located in the Rented Premises, or FreePC's interest in this Agreement.

          E. FreePC commits any other act or omission which constitutes a default under the Lease, which has not been cured after delivery of written notice and passage of the applicable grace period provided in the Lease.

     17.  Remedies:  In the event of any default by FreePC, idealab! shall have
          --------
all remedies provided under the Lease and by applicable law.

     18.  Parking:  FreePC shall have the right to use, throughout the Term,
          -------
parking spaces in the garage as provided in Article 18.4 of the Lease as follows: (i) non-reserved spaces at a monthly rate of fifty-five dollars ($55) per non-reserved parking space as follows: (a) from the date hereof until July 31, 1999, sixty (60) spaces, (b) from August 1st until August 31, 1999, seventy
(70) spaces, (c) from September 1st to September 30, 1999, eighty (80) spaces,
(d) from October 1st until October 31, 1999, ninety (90) spaces and (e) thereafter, one hundred (100) spaces and (ii) one (1) reserved space at a monthly rent of sixty-five dollars ($65) per reserved parking space (collectively, the "Parking Rent"), each as such monthly rate may be adjusted from time to time by Parson's Garage. idealab! hereby agrees, upon FreePC's written request, to reasonably negotiate with the owner of Parson's Garage for the use of additional parking spaces upon terms to be agreed upon by idealab! and Parsons.

     19.  Signage:  FreePC shall have the right to include its name and/or logo
          -------
on the Premise directory, if such right is granted to idealab! under Article 12 of the Lease.

     20.  Broker:  idealab! and FreePC each represent to the other that they
          ------
have dealt with no real estate brokers, finders, agents or salesmen in connection with this transaction.

     21.  Notices:  Unless at least five (5) days' prior written notice is given
          -------
in the manner set forth in this section, the address of each party shall be that address set forth below their signatures at the end of this Agreement. All notices, demands or communications in connection with this Agreement shall be personally delivered or properly addressed and deposited in the mail (certified, return receipt requested, and postage prepaid) or by a reputable courier. Notices shall be deemed delivered (a) upon receipt, if personally delivered, (b) three (3) business days after mailing, if mailed as set forth above or (c) the number of days indicated by such courier, if by a reputable courier. Notwithstanding the foregoing, all notices given to Parsons under the Lease shall be considered delivered only when delivered in accordance with the Lease.

     22.  idealab!'s Obligations with Respect to the Lease:  idealab! shall
          ------------------------------------------------
fully perform all of its obligations under the Lease to the extent FreePC has not expressly agreed to perform such obligations under this Agreement. idealab! shall not terminate the Lease, amend or waive any provisions under the Lease or make any elections, exercise any right or remedy and give any consent or approval under the Lease that would materially adversely affect FreePC's use of the Rented Premises or materially increase FreePC's obligations or materially decrease FreePC's rights under this Agreement, without FreePC's prior written consent. idealab!, with respect to the obligations of Parsons under the Lease, shall use idealab!'s diligent good faith efforts to cause Parsons to perform such obligations for the benefit of FreePC. Such diligent good faith efforts shall include, without limitation, upon FreePC's written request, immediately notifying Parsons of its nonperformance under the Lease and requesting that Parsons perform its obligations under the Lease.

     23.  Quiet Enjoyment:  FreePC shall peacefully have, hold and enjoy the
          ---------------
Rented Premises, subject to the terms and conditions of this Agreement, provided that there is not a default by FreePC. In the event, however, that idealab! defaults in the performance or observance of any of idealab!'s remaining obligations under the Lease or fails to perform idealab!'s stated obligations under this Agreement, then FreePC shall give idealab! notice specifying in what manner idealab! has defaulted, and if such default shall not be cured by idealab! within thirty (30) days thereafter (except that if such default cannot be cured within said thirty (30) day period, this period shall be extended for an additional reasonable time, provided that idealab! commences to cure such default within such thirty (30) day period and proceeds diligently thereafter to effect such cure as quickly as commercially reasonable), then FreePC shall be entitled to cure such default and promptly collect from idealab! FreePC's reasonable expenses in so doing (including, without limitation, reasonable attorneys' fees and court costs). FreePC shall not be required, however, to wait the entire cure period described herein if earlier action is required to comply with the Lease or with any applicable governmental law, regulation or order.

     24.  Option to Extend:  idealab! hereby grants to FreePC options (the
          ----------------
"Options") to extend the Term of this Agreement, each for an additional term of one (1) year, commencing upon the expiration of the initial Term or an Option term, as the case may be, upon the terms and conditions set forth in this
Section 24 as follows: (A) in the event that idealab! does not exercise its option to extend under Section 4.2 of the Lease, FreePC shall have one (1) Option or (B) in the event that idealab! exercises its option to extend under
Section 4.2 of the Lease, FreePC shall have four (4) Options. FreePC may exercise each Option by giving idealab! written notice of its intention not less than one hundred (100) days prior to the expiration of the initial Term, or Option term, as the case may be, of this Agreement. If the Option is exercised, the Base Rent for the Premises shall be the Fair Value per square foot of the Rented Premises. For purposes of this Section 24, "Fair Value" means the Fair Market Rent for the Base Rent and Parking

Rent (each as defined in Article 5.1.4.2 of the Lease) per square foot or per parking space, as the case may be, paid by idealab! for the Premises. All other terms and conditions contained in this Agreement, as the same may be amended from time to time by the parties in accordance with the provisions hereof, shall remain in full force and effect and shall apply during each Option term.

     25.  Right to Expand.  FreePC shall automatically have an option to rent
          ---------------
from idealab! the 6,752 square feet of rentable space marked as "B" on Exhibit B
                                                                       ---------
hereto (the "North Space"), commencing on October 1, 1999 and idealab! hereby agrees to evict any tenant in the North Space no later than September 30, 1999. If idealab! does not deliver possession of the North Space by November 1, 1999, FreePC may elect to terminate this Agreement by giving written notice to idealab! by November 10, 1999.

     26.  Right of First Offer.  In the event that any portion of the area
          --------------------
marked as "C" on Exhibit B hereto becomes available for rent (the "South
                 ---------
Space"), before idealab! offers the South Space to a potential tenant, FreePC shall have the right to rent all or any portion of the South Space on the same terms and conditions as the Rented Premises.

     27.  Assignment of Tenant Improvement Allowance.  In the event that Lessee
          ------------------------------------------
is reimbursed for any Tenant Improvement Allowance pursuant to Exhibit B,
Section VII(A) of the Lease, idealab! agrees to assign such reimbursement to FreePC within five (5) business days of idealab!'s receipt of such reimbursement.

     28.  Miscellaneous:  This Agreement shall in all respects be governed by
          -------------
and construed in accordance with the laws of the state of California. If any term of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction, then the remainder of this Agreement shall remain in full force and effect to the fullest extent possible under the law, and shall not be affected or impaired. This Agreement may not be amended except by the written agreement of all parties hereto. Time is of the essence with respect to the performance of every provision of this Agreement in which time of performance is a factor. Any executed copy of this Agreement shall be deemed an original for all purposes. This Agreement shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of idealab! and FreePC. The language in all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either idealab! or FreePC. The captions used in this Agreement are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. When a party is required to do something by this Agreement, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor. Whenever one party's consent or approval is required to be given as a condition to the other party's right to take any action pursuant to this Agreement, then such consent or approval shall not be unreasonably withheld or delayed. If either party brings any action or legal proceeding with respect to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' and experts' fees and court costs.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first above written.

IDEALAB!:                      FREEPC:

BILL GROSS' IDEALAB!,          FREEPC, INC.
a California corporation            a Delaware corporation

By: /s/ Marcia Goodstein       By: /s/ Donald La Vigne
    ------------------------       --------------------------
Name: Marcia Goodstein         Name: Donald La Vigne
      ----------------------         ------------------------
Its: Chief Operating Officer   Its: Chief Executive Officer
     -----------------------        -------------------------

Address:     130 W. Union Street       Address:    74 N. Pasadena Ave., 8th Floor
             Pasadena, CA  91103                   Pasadena, CA  91103
Attn.:       Chief Operating Officer   Attn.:      Vice President, Finance

                                   EXHIBIT A
                                   ---------


                                     LEASE

                                   EXHIBIT B
                                   ---------


                                 THE PREMISES

                                   EXHIBIT C
                                   ---------


                              TENANT IMPROVEMENTS


idealab! shall tear down walls, pull and install cable and electrical wire and build walls in the Rented Premises.